                                                                    EXHIBIT 5.01
                                                                    ------------

                                 April 10, 2000

At Home Corporation
450 Broadway Road
Redwood City, CA 94063

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about April 10, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 278,198 shares of your Series A Common Stock, $0.01 par value per share (the "Stock") which are issuable upon the exercise of options originally granted by Worldprints.com International, Inc., a Colorado corporation, that have been assumed by you and converted into options to purchase shares of Stock (the "Assumed Options") pursuant to the Agreement and Plan of Reorganization, dated as of April 5, 2000, by and among you, Walter Acquisition Corporation, Worldprints.com International, Inc. and the founding shareholders of Worldprints.com International, Inc. (the "Plan of Reorganization").

In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2)  the prospectus prepared in connection with the Registration
          Statement;

     (3)  the Plan of Reorganization;

     (4) your Fifth Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 28, 1999 and your Second Amended and Restated Bylaws certified by the Secretary of the Company on April 5, 2000;

     (5) the minutes of meetings and actions by written consent of your stockholders and Board of Directors that are contained in your minute books that you have made available to us;

     (6) a certificate from your transfer agent dated of even date herewith, verifying the number of your issued and outstanding shares of Series A common stock as of the date hereof, and representations from the Company regarding the outstanding options and warrants respecting your capital stock and rights to purchase capital stock, verifying the number of such securities that are issued, outstanding or reserved for issuance; and

     (7) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock will be, when issued, properly signed by authorized officers of you or your agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any
                                               -------
facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and the existing Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that the 278,198 shares of Stock that may be issued and sold by you pursuant to the exercise of Assumed Options, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares in subject to the Registration Statement and is not to be relied upon for any other purpose.

                              Very truly yours,


                              FENWICK & WEST LLP

                              /s/ FENWICK & WEST LLP